                                                                    Exhibit 24.1
                        Joint Filer Information Statement
Names:      Nancy Wesley and the Charles R. Wesley Family Trust Irrevocable
            Trust Agreement, dated March 28, 2006, Nancy Wesley, as Trustee
Address:    Nancy Wesley
            825 Glen Abbey Circle
            Lexington, KY 40509
            Charles R. Wesley Family Trust
            771 Corporate Drive, Suite 1000
            Lexington, KY 40503
            Attn: Nancy Wesley
Designated
Filer:      Charles R. Wesley
Issuer and
 Ticker
Symbol:     Alliance Holdings GP, L.P. (AHGP)
Date of
Event
 Requiring
 Statement: June 13, 2006
The undersigned, Nancy Wesley and the Charles R. Wesley Family Trust Irrevocable
Trust Agreement, dated March 28, 2006, Nancy Wesley , as Trustee are jointly filing the attached Initial Statement of Beneficial Ownership on Form 3 with
Charles R. Wesley with respect to the beneficial ownership of securities of
Alliance Holdings GP, L.P.
Signatures:
/s/  Nancy Wesley
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by Megan Cordle, pursuant to power of attorney
dated February 3, 2007
/s/ the Charles R. Wesley Family Trust Irrevocable Trust Agreement,
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dated March 28, 2006, Nancy Wesley, as Trustee by Megan Cordle, pursuant to power of attorney dated February 5, 2007